Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of R.H. Donnelley Corporation, a Delaware corporation (the “Company”), hereby constitutes and appoints David C. Swanson, Steven M. Blondy and Robert J. Bush, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statement(s) on Form S-4 relating to the registration of the Company’s debt securities in connection with one or more exchange offers relating to such debt securities, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.
     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

SIGNATURES

/s/ David C. Swanson	Chief Executive Officer, Chairman of	May 23, 2006

David C. Swanson	the Board and Director (Principal
Executive Officer)

/s/ Steven M. Blondy	Executive Vice President and Chief	May 23, 2006

Steven M. Blondy	Financial Officer (Principal Financial
Officer)

/s/ Jeffrey A. Smith	Vice President and Controller	May 23, 2006

Jeffrey A. Smith	(Principal Accounting Officer)

/s/ James A. Attwood, Jr.	Director	May 23, 2006

James A. Attwood, Jr.

Director

Michael P. Connors

/s/ Nancy E. Cooper	Director	May 23, 2006

Nancy E. Cooper

/s/ Anthony J. de Nicola	Director	May 23, 2006

Anthony J. de Nicola

/s/ R. Glenn Hubbard	Director	May 23, 2006

/s/ R. Glenn Hubbard

/s/ Robert Kamerschen	Director	May 23, 2006

Robert Kamerschen

/s/ Russell T. Lewis	Director	May 23, 2006

Russell T. Lewis

/s/ Alan F. Schultz	Director	May 23, 2006

Alan F. Schultz

/s/ David M. Veit	Director	May 23, 2006

David M. Veit

/s/ Barry Lawson Williams	Director	May 23, 2006

Barry Lawson Williams

/s/ Edwina Woodbury	Director	May 23, 2006

Edwina Woodbury